Exhibit 5.1

Titan Machinery Inc.

4876 Rocking Horse Circle

Fargo, North Dakota  58104-6049

Re:  Registration Statement on Form S-1 – Exhibit 5.1

Ladies and Gentlemen:

We have acted as counsel for Titan Machinery Inc., a North Dakota corporation (the “Company”) in connection with the Company’s filing of a Registration Statement on Form S-1 (File No. 333-145526) (the “Original Registration Statement”) relating to the registration under the Securities Act of 1933, as amended (the “Act”), of $57,902,500 of the Company’s common stock, par value $0.00001 per share (the “Original Shares”). We have also acted as counsel in connection with the Company’s filing of a Registration Statement on Form S-1 (the “Registration Statement”) relating to the registration of an additional $747,500 of the Company’s common stock, par value $0.00001 per share (the “Additional Shares”) (collectively the Original Shares and the Additional Shares are referred to as the “Shares”).

In connection with rendering this opinion, we have reviewed the following:

1.              The Company’s Certificate of Conversion and Plan of Conversion, pursuant to which the Company will, immediately prior to the consummation of the offering of the Shares, change its legal domicile from North Dakota to Delaware (the “Reincorporation”);

2.              The Company’s Certificate of Incorporation to be in effect immediately following the Reincorporation (the “Certificate of Incorporation”);

3.              The Company’s Bylaws to be in effect immediately following the Reincorporation; and

4.              Certain corporate resolutions, including resolutions of the Company’s Board of Directors pertaining to the issuance by the Company of Shares covered by the Original Registration Statement.

Based upon the following and upon the representations and information provided by the Company, we hereby advise you that in our opinion:

1.              The Certificate of Incorporation validly authorizes the issuance of the Shares registered pursuant to the Registration Statement to be issued and sold by the Company.

2.              Upon the delivery and payment therefor in accordance with the terms of the Registration Statement and the Underwriting Agreement described in the Registration Statement, the Shares to be issued and sold by the Company will be validly issued, fully paid and nonassessable.

3.              The Shares to be sold by the Selling Stockholders are validly issued, fully paid and nonassessable.

In delivering the opinions set forth above, we have assumed the successful completion by the Company of the Reincorporation.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” included in the Registration Statement and the related Prospectus.

Very truly yours,

/s/ Fredrikson & Byron, P.A.
FREDRIKSON & BYRON, P.A.